Exhibit 99.1
Unaudited Pro Forma Combined Financial Statements
     These unaudited pro forma combined financial statements have been prepared to reflect the acquisition of Pueblo Midstream Gas Corporation (“Pueblo”) by Regency Energy Partners LP (the “Partnership”) and its indirect wholly-owned subsidiary, Pueblo Holdings, Inc., a Delaware corporation (“Pueblo Holdings”) (“Pueblo Acquisition”). The Partnership applied the guidance of Statement of Financial Accounting Standard No. 141, “Business Combinations.” The pro forma adjustments, which were prepared applying the rules established by the Securities and Exchange Commission in Article 11 of Regulation S-X have been applied to the unaudited combined financial statements as of and for the three months ended March 31, 2007.
     The balance sheet reflects the Pueblo Acquisition and the pro forma adjustments as though they occurred on March 31, 2007, while the statements of operations reflect the Pueblo Acquisition related financing and, as applicable, the pro forma adjustments as though they occurred on January 1, 2007.
     The balance sheet and statement of operations financial information included in the column entitled “Partnership” were derived from the unaudited financial statements included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2007. The balance sheet and statement of operations financial information included in the column entitled “Pueblo” were derived from Pueblo’s unaudited financial statements included in the Current Report at Exhibit 99.2.
     The unaudited pro forma combined financial statements are based on assumptions that the Partnership believes are reasonable under the circumstances and are intended for informational purposes only. Actual results may differ from the estimates and assumptions used. They are not necessarily indicative of the financial results that would have occurred if the Pueblo Acquisition had taken place on the dates indicated, nor are they indicative of the future consolidated results.

Regency Energy Partners LP
Unaudited Pro Forma Combined Balance Sheet
March 31, 2007
(in thousands except unit data)

			Pro Forma		Pro Forma
	Partnership	Pueblo	Adjustments		Combined
ASSETS
Current Assets:
Cash and cash equivalents	$8,504	$55	$(34,844)	a	$8,559
			34,844	c

Restricted cash	5,847	—	—		5,847
Accounts receivable, net of allowance of $94	99,310	1,217	—		100,527
Related party receivables	397	—	—		397
Assets from risk management activities	22	—	—		22
Other current assets	4,681	23	—		4,704

Total current assets	118,761	1,295	—		120,056

Property, plant and equipment:
Gas plants and buildings	103,685	15,450	—		119,135
Gathering and transmission systems	540,821	4,269	23,792	b	568,882
Other property, plant and equipment	76,106	—	—		76,106
Construction - in - progress	109,641	—	—		109,641

Total property, plant and equipment	830,253	19,719	23,792		873,764
Less accumulated depreciation	(68,133)	(4,634)	4,634	b	(68,133)

Property, plant and equipment, net	762,120	15,085	28,426		805,631

Other assets:
Intangible assets, net of amortization of $5,669	75,930	—	—		75,930
Long-term assets from risk management activities	111	—	—		111
Other, net of amortization on debt issuance costs of $1,505	17,085	—	—		17,085
Goodwill	57,552	—	16,544	b	74,106

Total other assets	150,678	—	16,544		166,901

TOTAL ASSETS	$1,031,559	$16,380	$44,980		$1,092,919

LIABILITIES & PARTNERS’ CAPITAL & STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$109,053	$1,187	$—		$110,240
Related party payables	389	—	—		389
Escrow payable	5,848	—	—		5,848
Accrued taxes payable	2,961	—	—		2,961
Liabilities from risk management activities	9,511	—	—		9,511
Interest Payable	14,916	—	—		14,916
Other current liabilities	1,090	—	—		1,090

Total current liabilities	143,768	1,187	—		144,955

Long-term liabilities from risk management activities	2,989	—	—		2,989
Other long-term liabilities	1,350	4,527	—		5,877
Long-term debt	698,100	—	34,844	c	732,944

Commitments and contingencies

Partners’ Capital and Stockholders’ Equity:
Stockholders’ equity	—	10,771	(10,771)	a	—
Common units (30,667,342 units authorized and 28,576,511 units issued and outstanding at March 31, 2007)	155,613	—	19,722	a	176,520
			1,185	b
Subordinated units (19,103,896 units authorized, issued and outstanding at March 31, 2007)	35,988	—	—		35,988
General partner interest	5,231	—	—		5,231
Accumulated other comprehensive loss	(11,480)	(105)	—		(11,585)

Total partners’ capital and stockholders’ equity	185,352	10,666	10,136		206,154

TOTAL LIABILITIES & PARTNERS’ CAPITAL & STOCKHOLDERS’ EQUITY	$1,031,559	$16,380	$44,980		$1,092,919

See accompanying notes to unaudited pro forma combined financial statements

Regency Energy Partners LP
Unaudited Pro Forma Combined Statement of Operations
March 31, 2007
(in thousands except unit data and per unit data)

			Pro Forma		Pro Forma
	Partnership	Pueblo	Adjustments		Combined
REVENUE
Gas sales	$167,384	$1,182	$—		$168,566
NGL sales	63,541	2,097	—		65,638
Gathering, transportation and other fees, including related party amounts of $353	19,878	411	—		20,289
Net unrealized and realized loss from risk management activities	(85)	(2)	—		(87)
Other	5,710	33	—		5,743

Total revenue	256,428	3,721	—		260,149

OPERATING COSTS AND EXPENSES
Cost of gas and liquids, including related party amounts of $5,418	211,937	1,951	—		213,888
Operation and maintenance	10,925	632	—		11,557
General and administrative	6,851	321	(197)	e	6,975
Loss on sale of assets	1,808	—	—		1,808
Depreciation and amortization	11,427	333	269	f	12,029

Total operating costs and expenses	242,948	3,237	72		246,257

OPERATING INCOME (LOSS)	13,480	484	(72)		13,892

Interest expense, net	(14,885)	(15)	(750)	d	(15,650)
Other income and deductions, net	110	(160)	288	g	238

NET INCOME (LOSS)	$(1,295)	$309	$(534)		$(1,520)

General partner’s interest	(26)	6	(10)	h	(30)

Limited partners’ interest	(1,269)	303	(524)		(1,490)

Basic and diluted earnings per unit:
Net loss allocated to common units	$(635)			i	$(834)
Weighted average number of common units outstanding	23,252,059				24,003,656
Loss per common unit	$(0.03)				$(0.03)

Net loss allocated to subordinated units	$(634)			i	$(656)
Weighted average number of subordinated units outstanding	19,103,896				19,103,896
Loss per subordinated unit	$(0.03)				$(0.03)

Net loss allocated to Class B common units	$—				$—
Weighted average number of units outstanding	2,644,074				2,644,074
Loss per Class B common unit	$—				$—

Net loss allocated to Class C common units	$—				$—
Weighted average number of units outstanding	1,238,095				1,238,095
Loss per Class C common unit	$—				$—
See accompanying notes to unaudited pro forma combined financial statements

Regency Energy Partners LP
Notes to Unaudited Pro Forma Combined Financial Statements
The following notes discuss the columns presented and the entries made to the unaudited pro forma combined financial statements.
Partnership
This column represents the historical consolidated balance sheet and related statement of operations of the Partnership as of March 31, 2007. These financial statements were derived from our unaudited financial statements as reported in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007.
Pueblo
This column represents the historical consolidated financial statements of Pueblo Midstream Gas Corporation that have been derived from its unaudited financial statements, included in Exhibit 99.2.
Adjustments
a.	Represents the value of cash and common units given in consideration for the purchase of Pueblo, together with the retirement of the equity of the previous owners of Pueblo. The common units were valued using $26.24 for the 751,597 common units issued.

b.	Represents the preliminary allocation of the excess of the consideration given over the book value of assets. Management has initiated a detailed valuation study, which could result in a different allocation. For example, we may identify intangible assets, or determine that the amount allocable to property, plant and equipment should increase or decrease.

The purchase price of Pueblo (in thousands of dollars) as reflected in the accompanying pro forma balance sheet was calculated as follows:

Cash	$34,844
Common units	19,722
Liabilities assumed	5,714

Total purchase price	$60,280
                   This total purchase price was preliminarily allocated to the following assets:

Cash	$55
Accounts receivable	1,217
Other current assets	23
Property, plant and equipment	48,145
Goodwill	16,554
Liabilities	(5,714)

Total	$60,280
c.	Represents borrowings against the Partnership’s revolving credit facility used to fund the cash payment in the transaction.

d.	Represents the incremental interest paid, applying the Partnership’s 8.78 percent cost of debt in the three months ending March 31, 2007.

e.	Represents the cessation of management oversight fees paid to the previous owner by Pueblo in 2007.

f.	Represents the incremental depreciation expense on the increased book value of property, plant and equipment, applying straight-line depreciation over a twenty year property life based on the preliminary allocation of the purchase price as noted in item b above. If, after the completion of the detailed valuation study, the amount allocated to goodwill increases by $1 million and the estimated useful lives of the depreciable assets were to remain at twenty years, annual depreciation expense would decrease by $50,000.

g.	Represents the total of the incremental income statement items, multiplied by the statutory tax rate of 35 percent.

h.	Represents the general partner’s share of the incremental net loss associated with pro forma adjustments.

i.	Represents the allocation of the limited partners’ share of the incremental net loss associated with the pro forma adjustments on the basis of distributions received as calculated below.

PRO FORMA UNITS RECEIVING DISTRIBUTIONS

Weighted average common units outstanding	23,252,059
Common units for Pueblo	751,597

Total pro forma common units, excluding long term incentive plan units	24,003,656	56%

Subordinated units	19,103,896	44%

Total units receiving distributions	43,107,552	100%